Exhibit 10(c)

CONSENT OF CHRISTOPHER S. SPENCER, ESQ.

I hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through American Family Variable Account II of American Family Life Insurance Company (File Nos. 333-45592; 811-10121).

/s/ Christopher S. Spencer
Christopher S. Spencer Chief Legal Officer; Secretary

April 20, 2010